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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: October 29, 1999


                        IMAGYN MEDICAL TECHNOLOGIES, INC.
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             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

         1-111150                                          98-0122944
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       (Commission                                        (IRS Employer
       file number)                                   Identification Number)


                            1 PARK PLAZA, SUITE 1100
                            IRVINE, CALIFORNIA 92614
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               (Address of principal executive offices) (zip code)


                                 (949) 809-0800
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              (Registrant's telephone number, including area code)

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ITEM 3. BANKRUPTCY.

        As previously reported, the Registrant and its subsidiaries on May 18, 1999 filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 99-1019(PJW)). Since that date, the Registrant has continued managing its affairs as "debtor-in-possession," as defined in the Bankruptcy Code.

         On October 18, 1999, the United States Bankruptcy Court for the District of Delaware issued an order confirming the Debtor's Joint Amended Plan of Reorganization (the "Plan") dated September 10, 1999, as modified on October 18, 1999.

         Prior to the effective date of the Plan, the Registrant had approximately 38,694,000 shares of common stock outstanding. On the effective date of the Plan, all of these outstanding shares will be canceled. The reorganized Registrant will have 100,000,000 shares of New common stock authorized and will issue 10,000,000 shares as required by the Plan and described below.

         The Registrant anticipates that the confirmed Plan will be effective November 1, 1999. In connection with the effective date, trading in the Registrant's Common Stock will cease and the Registrant will file to deregister its securities and terminate its reporting obligations under the Securities Exchange Act of 1934.

        The Plan of Registrant and certain of its subsidiaries ("Debtors") provides that on the effective date, creditors' claims will be satisfied through
(i) the restructuring of the Company's existing revolving credit facility with B.T. Commercial Corporation (the "Revolving Credit Facility") and the secured term loan with Credit Suisse First Boston (the "Secured Term Loan") and in the case of the Secured Term Loan, the distribution of 200,000 shares of new common stock (the "New Common Stock"); (ii) the issuance of approximately 8,600,000 shares of New Common Stock in exchange for the claims of the holders of the company's 12.5% notes; (iii) the issuance of 200,000 shares of New Common Stock and new warrants in exchange for the claims of the holders of the 8.75% convertible debentures; (iv) the payment by cash or the issuance of a prorated share of the 8,600,000 million shares of New Common Stock, (described above in (ii)), to the holders of certain unsecured claims; and (v) the payment in full over a three-year period of the claims of trade creditors from whom the Debtors intend to continue to purchase goods or services after confirmation and who agree to provide ongoing trade credit to the reorganized Debtors after the effective date. In general, secured claims other than the Revolving Credit Facility and the Secured Term Loan are not impaired by the Plan. Holders of equity in the Registrant (including common stock and options, warrants and other securities exchangeable or convertible for Registrant's common stock) and holders of securities claims do not receive or retain any property under the Plan on account of such claims or interests.


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         Existing management of the Debtors will continue their employment on terms generally similar to those existing prior to adoption of the Plan and will participate in a long term incentive plan through the issuance of 1,000,000 shares of New Common Stock. In conjunction with the restructuring of the Revolving Credit Facility and the Secured Term Loan, the Plan provides for a new revolving credit facility which will provide working capital for the reorganized Debtors' ongoing operations. Under the new revolving credit facility the Company may borrow up to $10 million based upon a borrowing base consisting of eligible accounts receivable and finished goods inventory.

         The Registrant's and subsidiaries' unaudited September 30, 1999 monthly report filed with the United States Trustee reported total assets of approximately $95.7 million, post-petition liabilities of approximately $13.0 million and pre-petition liabilities of approximately $249.6 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits

              99.1 Order of the United States Bankruptcy Court for the District of Delaware dated October 18, 1999 confirming Debtor's Joint Amended Plan of Reorganization dated September 10, 1999 as modified on October 18, 1999.

              99.2 Debtor's Joint Amended Plan of Reorganization dated September 10, 1999 as modified on October 18, 1999.

              99.3     Text of Press Release dated October 21, 1999.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Imagyn Medical Technologies, Inc.

Date: October 29, 1999                         By /s/ Michael A. Montevideo
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                                                  Michael A. Montevideo
                                                  Senior Vice President and
                                                  Chief Financial Officer


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